Exhibit 10.37(i)

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 31, 2003, by and among Georgia-Pacific Corporation, a Georgia corporation (the “Company”), Fort James Corporation, a Virginia corporation (the “Existing Guarantor”), Fort James Operating Company, a Virginia corporation and wholly owned subsidiary of the Existing Guarantor (the “New Guarantor”), and The Bank of New York, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 30, 2003, providing for the issuance of an aggregate principal amount of up to $700.0 million of 8.875% Senior Notes due 2010 (the “Notes”) plus any Additional Notes issued from time to time as permitted under the Indenture;

WHEREAS, the Indenture provides that under certain circumstances the New Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The New Guarantor hereby agrees as follows:

(a) To Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

(i) the principal of, and premium and Special Interest, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and under the Indenture; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the New Guarantor shall be obligated to pay the same immediately.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the New Guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

(d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the New Guarantor accepts all obligations of the New Guarantor under the Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the New Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the New Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The New Guarantor shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between the New Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Subsidiary Guarantee.

(h) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the obligations of the New Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. The New Guarantor agrees that the Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse such Subsidiary Guarantee.

4. GUARANTOR MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

(a) Except as otherwise provided in Section 10.05 of the Indenture, the New Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is (either before or after giving effect to such transaction) an Affiliate of the Company, unless that Affiliate unconditionally assumes all of the obligations of the New Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth therein.

(b) Except as otherwise provided in Section 10.05 of the Indenture, the New Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person that is not an Affiliate of the Company (whether or not the New Guarantor is the surviving Person) other than the Company unless:

(i) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(ii) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 of the Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Affiliate, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the New Guarantor, such successor Affiliate will succeed to and be substituted for the New Guarantor with the same effect as if it had been named therein as the New Guarantor. Such successor Affiliate thereupon may cause to be signed the Subsidiary Guarantee of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. The Subsidiary Guarantee so issued will in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantee theretofore and thereafter issued in accordance with the terms of the Indenture as though the Subsidiary Guarantee had been issued at the date of the execution thereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding Section 5(b)(ii), nothing contained in the Indenture or in any of the Notes will prevent any consolidation or merger of the New Guarantor with or into the Company, or will prevent any sale or conveyance of the property of the New Guarantor as an entirety or substantially as an entirety to the Company.

5. RELEASES.

(a) Notwithstanding the provisions of Section 10.04 of the Indenture, the New Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee:

(i) upon the sale or other disposition of all or substantially all of the assets of the New Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if the sale or other disposition complies with Sections 3.09 and 4.10 of the Indenture;

(ii) upon the sale of all of the Capital Stock of the New Guarantor to a Person that is not (either before or after giving effect to such transaction) an Affiliate of the Company, if the sale complies with Sections 3.09 and 4.10 of the Indenture;

(iii) upon the legal defeasance of the Notes as described in Article 8 of the Indenture;

(iv) upon (a) the merger of the New Guarantor into the Company; (b) the dissolution of the New Guarantor into the Company; or (c) the transfer of all or substantially all of the assets of the New Guarantor to the Company;

(v) upon a Permitted Spin-Off Transaction if the New Guarantor is no longer a Subsidiary after consummation of the Permitted Spin-Off Transaction; or

(vi) upon the occurrence of a Fall Away Event.

Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that one of the events described in this Section 5 has occurred in accordance with the provisions of the Indenture, the Trustee will execute any documents reasonably required in order to evidence the release of the New Guarantor from its obligations under its Subsidiary Guarantee.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the New Guarantor, as such, shall have any liability for any obligations of the Company, the Existing Guarantor or the New Guarantor under the Notes, the Subsidiary Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantor and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: December 31, 2003

FORT JAMES OPERATING COMPANY

By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary

GEORGIA-PACIFIC CORPORATION

By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary

FORT JAMES CORPORATION

By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Vice President, Deputy General Counsel and Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ Mary LaGumina
Authorized Signatory